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                                                 Exhibit 11


                                            WVS Financial Corp.
                               Statement Re Computation of Per Share Earnings

                                               Three Months Ended                Twelve Months Ended
                                                   June 30,                            June 30,
                                         -----------------------------       -----------------------------
                                            1998              1997              1998               1997
                                         -----------       -----------       -----------       -----------
Weighted average common shares
  outstanding .....................        3,616,529         3,486,571         3,548,088         3,477,126

Average unearned ESOP shares ......          (65,069)          (95,392)          (75,760)         (107,330)
                                         -----------       -----------       -----------       -----------

Weighted average common shares
  and common stock equivalents
  used to calculate basic
  earnings per share ..............        3,551,460         3,391,179         3,472,328         3,369,796

Additional common stock equivalents
  (stock options) used to calculate
  diluted earnings per share ......           81,919           117,235           103,564           120,430
                                         -----------       -----------       -----------       -----------

Weighted average common shares and
  common stock equivalents used to
  calculate diluted earnings
  per share .......................        3,633,379         3,508,414         3,575,892         3,490,226
                                         ===========       ===========       ===========       ===========

Net income ........................      $   686,986       $   882,559       $ 3,491,752       $ 2,958,878
                                         ===========       ===========       ===========       ===========

Earnings per share:
  Basic ...........................      $      0.19       $      0.26       $      1.01       $      0.88
  Diluted .........................      $      0.19       $      0.25       $      0.98       $      0.85
                                         ===========       ===========       ===========       ===========

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